EXHIBIT 10.5

SPARTAN MOTORS, INC.
STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003

PLAN DESCRIPTION

January 13, 2004

          The Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003 (the "Plan") permits the grant and award of stock options and restricted stock to directors, officers and key employees of Spartan Motors, Inc. and its subsidiaries. The Plan's purposes are to provide Plan participants with an increased incentive to contribute to the long-term performance and growth of Spartan Motors and its subsidiaries, to join the interests of participants with the interests of Spartan Motors' shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and key employees. The Plan is further intended to provide flexibility to Spartan Motors in structuring long-term incentive compensation to best promote the foregoing objectives.

This document constitutes part of a prospectus covering Securities that have been registered under the Securities Act of 1933.

Note:  This plan description is designed to assist you in understanding the provisions of the Plan. The description in this booklet is qualified in its entirety by the Plan, which is attached as Exhibit A. This booklet is not intended to provide tax or legal advice or to substitute for professional or investment advice. You are encouraged to consult your professional advisers on all financial, legal and tax matters.

GENERAL PLAN INFORMATION

          The Plan permits the grant and award of stock options and restricted stock (collectively, the "incentive awards") to directors, officers and key employees (collectively, "participants") of Spartan Motors, Inc. and its subsidiaries. Spartan Motors' board of directors believes that aligning the interests of participants with the interests of Spartan Motors' shareholders best advances the company's long-term interests. In addition, the board of directors recognizes participants' importance to Spartan Motors' long-term performance and growth. Accordingly, the issuance of incentive awards as part of a comprehensive compensation program provides them with an incentive to continue their directorship or employment with Spartan Motors, while further aligning their interests with those of Spartan Motors' shareholders.

          A total of 1,000,000 shares of Spartan Motors common stock, $.01 par value, may be granted or awarded under the Plan. However, the number of shares may be adjusted in the future to reflect stock dividends and other changes in Spartan Motors' capitalization. Shares deliverable on the exercise or grant of an incentive award under the Plan will be authorized and unissued shares or shares repurchased by Spartan Motors, including shares purchased on the open market. No participant may be granted, during any calendar year, incentive awards with respect to more than 125,000 shares of Spartan Motors common stock (subject to certain capital adjustments) made available for incentive awards under the Plan.

          The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code of 1986. The Plan took effect, subject to shareholder approval, on April 22, 2003. Spartan Motors' shareholders approved the Plan on May 28, 2003. Incentive awards can be made under the Plan until April 21, 2013.

ADMINISTRATION OF THE PLAN

          The compensation committee of Spartan Motors' board of directors (the "committee") administers the Plan. Each member of the committee is appointed by and serves at the pleasure of the board of directors. The Plan requires the committee to consist of at least two members of Spartan Motors' board of directors, and all of its members to be "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" as defined in the regulations under Section 162(m) of the Internal Revenue Code.

          The committee will determine, subject to the terms of the Plan, (1) who will participate in the Plan, (2) the nature and extent of incentive awards to be granted to each participant, (3) the time of each grant, (4) the duration of and restrictions applicable to each incentive award, and (5) all other matters necessary or advisable for administration of the Plan. The committee may amend the terms of the incentive awards granted under the Plan from time to time in any manner, subject to the limitations specified in the Plan.

STOCK OPTIONS

          Grant.  Except as discussed in the following paragraph, the committee will select the participants who will receive stock options and will determine the terms and conditions of stock options granted under the Plan. The committee may vary, among participants and among stock options granted to the same participant, any and all of the terms and conditions of the stock options granted under the Plan. If you are granted a stock option under the Plan, then it will be evidenced by either a stock option agreement or a certificate of award, or both (collectively, a "stock option agreement"). You should carefully read your stock option agreement(s) and the Plan to understand the specific terms of your option(s). In addition, the committee may designate whether a stock option is to be considered an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code; however, no stock option granted to a director who is not an employee of Spartan Motors or its subsidiaries may be an incentive stock option.

          Option Grants to Non-employee Directors.  Notwithstanding the foregoing, the Plan provides that, to the extent not granted under the Stock Option and Restricted Stock Plan of 1998, a stock option to purchase 3,500 (7,500 for a non-employee director who is also Chairman of the Board) shares of Spartan Motors common stock (subject to adjustment in the event of a stock split, stock dividend, recapitalization, etc.) will automatically be granted to each non-employee director on June 30 and December 31 of each year during the life of the Plan.

          Stock Option Price.  The committee will determine the per-share exercise price of any stock options granted under the Plan, provided that the per-share exercise price of options must be equal to or greater than 100% of the fair market value of Spartan Motors common stock on the grant date. Furthermore, if you own more than 10% of the total combined voting power of all classes of company stock (as determined under Section 424(d) of the Internal Revenue Code), then stock options granted to you will not be incentive stock options, unless those options have a per-share exercise price equal to at least 110% of the market price on the grant date.

          Exercise Period.  Each stock option granted under the Plan may be exercised in whole or in part from time to time during the period that is specified in the stock option agreement governing that option. You cannot exercise a stock option later than ten years after the option is granted to you. However, if you own more than 10% of the total combined voting power of all classes of company stock (as determined under Section 424(d) of the Internal Revenue Code), then no option granted to you will be an incentive stock option unless the option must be exercised within five years of the date of grant. In addition, the committee may require you to continue service with Spartan Motors for a specified period of time before stock options become exercisable and/or may require you to represent that your shares are being acquired for investment purposes only.

          Payment of Option Price.  When exercising your stock options, you must pay Spartan Motors the exercise price in cash or, if the committee consents or provides in your stock option agreement, in shares of Spartan Motors common stock that were held by you for at least six months ("mature shares") or other consideration substantially equivalent to cash.

          Restrictions on Transferability.  Unless the committee consents or your stock option agreement provides otherwise, you may not sell, exchange, transfer, pledge, assign or otherwise alienate or hypothecate your stock options, except by will or the laws of descent and distribution. If a transfer is permitted, the transferee must execute a written agreement permitting Spartan Motors to withhold a number of shares to be received upon the exercise of the stock option to pay for any federal, state or local withholding or other taxes associated with or resulting from the exercise of the stock option. The committee may also impose other restrictions on shares of stock acquired pursuant to the exercise of options.

          Termination of Employment, Directorship or Officer Status.  Unless the committee consents or your stock option agreement provides otherwise, if you cease to be a director of Spartan Motors or cease to be employed by or an officer of Spartan Motors or one of its subsidiaries for any reason other than death, disability, retirement (as defined in the Plan) or termination for cause, then you may exercise your stock options in accordance with their terms for three months after your termination, but only to the extent that your stock options could have been exercised on the date of your termination. However, stock options may not be exercised after their expiration dates.

          Death.  Unless the committee consents or your stock option agreement provides otherwise, if you die while you are a director of Spartan Motors or an employee or officer of Spartan Motors or one of its subsidiaries, or after your directorship or employment is terminated, other than for cause, during the time when you could have exercised your stock options, your personal representative or other successor may exercise your stock options in accordance with their terms for one year after your death. However, only stock options that could have been exercised on the date of death or the date of termination of employment or directorship (whichever happened first) may be exercised, unless the committee consents to a different time period or your stock option agreement provides otherwise. However, in no event may stock options be exercised after their expiration dates.

          Disability.  Unless the committee consents or your stock option agreement provides otherwise, if you cease to be a director of Spartan Motors or an employee or officer of Spartan Motors or one of its subsidiaries due to a disability, then you may exercise your stock options in accordance with their terms for one year following your termination of employment or directorship. Only stock options that could have been exercised on the date of termination may be exercised, unless the committee consents to different time period or your stock option agreement provides otherwise. However, in no event may stock options be exercised after their expiration dates.

          Retirement.  Unless the committee consents or your stock option agreement provides otherwise, if you retire (as set forth in the Plan), stock options granted to you under the Plan may be exercised in accordance with their terms before their expiration dates.

          Termination for Cause; Competition.  If you are terminated for cause, then you will have no further right to exercise any stock options. For purposes of the Plan the committee or officers designated by the committee will have absolute discretion to determine whether a termination is for cause. The committee may also provide by resolution or through a stock option agreement that you will have no further right to exercise stock options after termination of employment or directorship if the committee determines that you have entered into competition (as defined in the Plan) with Spartan Motors.

RESTRICTED STOCK

          Grant.  The Plan provides that the committee may award restricted stock, but not more than 50% of the shares authorized for issuance under the Plan may be issued as restricted stock. The committee, consistent with the Plan, will select the recipients (if any) of restricted stock awards and determine the terms and conditions of those awards.

          Restricted Stock Agreements.  The Plan provides that each award of restricted stock will be evidenced by a restricted stock agreement or a certificate of award (collectively, a "restricted stock agreement"). You should carefully read your restricted stock agreement(s) and the Plan to understand the specific terms of your restricted stock award(s).

          Restrictions on Transferability.  Unless the committee consents or your restricted stock agreement provides otherwise, you may not sell, exchange, transfer, pledge, assign or otherwise alienate or hypothecate your restricted stock, except by will or the laws of descent and distribution during the "restricted period" (the period before the restrictions on the restricted stock lapse and the restricted stock vests). In addition, only you, your guardian or legal representative may exercise rights with respect to your restricted stock during your lifetime.

          Termination of Employment or Directorship.  Unless the committee consents or your restricted stock agreement provides otherwise, if you cease to be a director, employee or officer before your restricted stock vests for any reason other than death, disability, retirement (as defined in the Plan) or termination for cause, then any shares that are still subject to restrictions at that time will be automatically forfeited and returned to Spartan Motors.

          Death, Retirement or Disability.  Unless the committee consents or your restricted stock agreement provides otherwise, if your employment or directorship is terminated because of death, disability or retirement (as defined in the Plan) during the restricted period, then the restrictions applicable to your shares of restricted stock will terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock granted to you, multiplied by the number of full months that have elapsed since the date of grant, divided by the total number of full months in the restricted period. All remaining shares will be forfeited and returned to Spartan Motors; provided, that the committee may, in its sole discretion, waive the restrictions remaining on any or all such shares of restricted stock either before or after your death, disability or retirement.

          Termination for Cause.  If you are terminated for cause, then you will have no further right to exercise or receive any restricted stock and all restricted stock still subject to restrictions as of the date of termination will be automatically forfeited and returned to Spartan Motors. The committee or officers designated by the committee will have absolute discretion to determine whether a termination is for cause.

          Rights as a Shareholder.  During the restricted period, subject to the transfer restrictions, risk of forfeiture and other terms of the Plan, you will have all rights as a shareholder with respect to your restricted stock, including the right to vote, the right to receive without restriction all cash dividends paid on those shares of restricted stock and the right to participate in any stock dividend, stock split, recapitalization or other adjustment in Spartan Motors common stock. Unless the committee otherwise determines or the terms of your restricted stock agreement provide otherwise, any non-cash dividends or distributions paid with respect to shares of unvested restricted stock will be subject to the same restrictions as the shares to which such dividends or distributions relate.

CHANGE IN CONTROL

          General.  If a change in control (as defined in the Plan) of Spartan Motors occurs, then, unless the committee or the board of directors determines otherwise, all of your unvested stock options will become immediately exercisable in full and will remain exercisable during the remaining term. All other outstanding incentive awards will become fully vested, exercisable and nonforfeitable.

          Cash Payment for Options.  If a change of control occurs, then the committee, in its sole discretion and without your consent, may choose to redeem some or all of your unexercised stock options for cash in accordance with Section 7.2 of the Plan.

NO RIGHT TO EMPLOYMENT OR AWARDS

          You do not have any claim to be granted an incentive award under the Plan and there is no obligation of unity of treatment under the Plan. The grant of an incentive award does not give you a right to remain in the employ or directorship of Spartan Motors or any of its subsidiaries. Spartan Motors or any of its subsidiaries may at any time dismiss you from employment or terminate your directorship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with you. Spartan Motors may also suspend your rights under any incentive award (including your right to exercise stock options)

for a period of up to 60 days while the termination for cause of your employment or directorship is under consideration.

TAX WITHHOLDING

          Spartan Motors has the right to (1) withhold and deduct from your future wages (or from other amounts that may be due and owing to you from Spartan Motors or a subsidiary), or make arrangements for the collection of, all legally required amounts necessary to satisfy federal, state, local and foreign withholding and employment-related tax requirements attributable to an incentive award, or (2) require you to promptly remit the amount of such withholding to Spartan Motors before taking any action with respect to an incentive award. Unless the committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding common stock to be received in connection with an incentive award or by delivering to Spartan Motors previously owned shares of Spartan Motors common stock.

AMENDMENT AND TERMINATION

          Spartan Motors' board of directors may amend or terminate the Plan at any time, provided that no such amendment or termination, except where explicitly permitted by the Plan or by the terms of an incentive award, may impair any of your outstanding incentive awards without your written consent.

FEDERAL INCOME TAX CONSEQUENCES

Stock Options

          Incentive Stock Options.  Options for Spartan Motors common stock granted to employees of Spartan Motors or one of its subsidiaries with a value of not more than $100,000 as of the date of grant which are first exercisable by a participant in any one year may be treated as incentive stock options under the Internal Revenue Code. There is no limit on the aggregate value of underlying shares for options that are not incentive stock options. If you receive options that qualify under Section 422 of the Internal Revenue Code as incentive stock options, then the following tax consequences apply.

          You will recognize no income when you are granted or exercise your option to purchase shares and recognition of gain or loss is deferred until you subsequently sell the stock, provided that the following conditions are satisfied:

1.	You do not dispose of the stock within two years of the date of grant of the option;

2.	You do not dispose of the stock within one year after the exercise of the option; and

3.	The option is exercised not later than three months after the termination of employment (one year in the event of disability).

Special rules apply when you own an option at the time of your death.

          If you meet the above conditions, there are no federal tax consequences to Spartan Motors upon the grant or exercise of an incentive stock option. The difference between the market value and the exercise price is, however, a tax preference item for the purpose of calculating your alternative minimum tax.

          If you fail to meet any of the above conditions, you will recognize compensation income at the time you exercise the option (as in (3) above) or make the disqualifying disposition (as in (1) or (2) above). The ordinary income would be the difference between the option price and the market value of the stock at the time of exercise, but not more than the excess of the amount recognized on the disqualifying disposition over the adjusted basis in the stock acquired upon the exercise of the option (generally, the difference between the option price and the price at which you sell the stock in the disqualifying disposition). Additional gain, if any, will be capital gain, long-term or short-term, depending on your holding period. Spartan Motors is entitled to a deduction for federal income tax purposes at the same time and in the same amount as you are considered to have recognized compensation income.

          Proposed Treas. Reg. §1.422-5 provides that where an option is exercised through payment with shares of stock, the basis and holding period of the shares received are adjusted. If you use mature shares to pay the exercise price of an option, then you will not recognize gain at the time of exercise on any appreciation in value of the mature shares that were used to exercise the option, unless the mature shares were acquired under an incentive stock option and did not meet the holding period requirements discussed above. A number of shares received, equal to the number of shares used for payment, have the same basis and holding period as the shares used for payment, increased, where applicable, by an amount included as compensation income as a result of such exercise. Your basis in any additional shares will be the sum of the amount of cash paid to exercise the option and the gain that you recognized on the exercise. Whenever shares of stock acquired through the exercise of an option are used as payment in the exercise of an option before satisfying the holding periods described above, the shares with the lowest basis will be considered a disqualifying disposition first in determining the amount of compensation income to be taxed to the optionee.

          Except in cases of substitute basis resulting from payment of the exercise price with shares of stock as provided above, the basis of the shares will be the option exercise price plus any income recognized on a disqualifying disposition. Upon a sale, you will recognize long- or short-term capital gain or loss on the transaction depending upon your holding period and the basis and the amount of the proceeds.

          Non-Incentive Stock Options.  If you receive options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, then the following tax consequences apply:

          You will not recognize any income when the option is granted. You will recognize compensation income on the day you exercise the option in an amount equal to the excess of the market value of the shares on the exercise date over the amount paid for the shares. Spartan Motors is entitled to a deduction for this same amount. Tax withholding applies and may be satisfied out of other compensation or shares of Spartan Motors common stock, either those received on exercise or other shares. Social Security Tax and Unemployment Tax (FICA and FUTA) apply to non-incentive stock options on the same date income is recognized.

          If you use previously owned shares of Spartan Motors common stock as consideration to purchase the shares pursuant to the option (if the committee consents or your stock option agreement so allows), then you will not recognize gain at the time of exercise on any appreciation in value of the Spartan Motors common stock that you used to exercise the option. Your tax basis in the aggregate number of shares will be the basis in the shares exchanged plus the income recognized on exercise as provided above, plus any cash consideration used to pay the option price.

          Upon the sale of the shares, the transaction will be a sale or exchange of property resulting in long- or short-term capital gain or loss, depending upon your holding period and the basis and amount of proceeds.

Restricted Stock

          Generally, you only recognize income on the restricted stock once it vests (when the restrictions lapse). Once vested, you will recognize compensation income on the difference between the fair market value of the restricted stock and the amount you paid for the stock, if any. Spartan Motors would receive a corresponding deduction in the same amount. Before the restricted stock vests, any dividends paid on the restricted stock will be treated as compensation income to you, with Spartan Motors receiving a corresponding deduction.

          Under Section 83(b) of the Internal Revenue Code, you may elect to report compensation income for the tax year in which you receive a grant of restricted stock. Again, Spartan Motors would be entitled to take a corresponding deduction for federal income tax purposes. If you make such an election, the amount of compensation income is the value of the restricted stock at the time of grant. Any later appreciation in the value of the restricted stock is treated as capital gain and recognized only upon a sale of the restricted stock. Dividends received after such an election is made are taxable as dividends and not treated as additional compensation income. However, if the restricted stock is forfeited after you make a Section 83(b) election, you will not be allowed any deduction for the amount that you earlier took into income. Because a Section 83(b) election is irrevocable and has both benefits and risks, you should consult tax counsel at the time you receive a grant of restricted stock to determine the most advantageous course in your individual circumstances.

          Upon the sale of restricted stock (subject to any terms imposed by Spartan Motors to ensure compliance with federal or state securities laws), you will recognize capital gain or loss in the amount of the difference between the sale price and the value of the stock that you previously reported as compensation income.

          The federal income tax provisions applicable to incentive awards are complex and are subject to change. Spartan Motors encourages you to seek tax counsel before accepting incentive awards under the Plan.

INFORMATION AVAILABLE TO PARTICIPANTS

          General.  Spartan Motors' latest Form 10-K Annual Report, all reports and documents that Spartan Motors has filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the latest Form 10-K Annual Report and the description of Spartan Motors' stock contained in its Registration Statement filed under the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description, and all documents filed by Spartan Motors pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the registration on Form S-8 of shares to be issued under the Plan and before the filing of a post-effective amendment that indicates that all securities offered under the Plan have been sold or that deregisters all securities then remaining unsold are incorporated by reference in this Plan Description.

          You may obtain this information without charge by making written or oral requests to James W. Knapp, Spartan Motors' Chief Financial Officer, Secretary and Treasurer. Employees may obtain additional information regarding the Plan or the administration of the Plan by making written or oral requests to Spartan Motors at 1000 Reynolds Road, Post Office Box 440, Charlotte, Michigan 48813, telephone number (517) 543-6400. Spartan Motors does not intend to provide you with regular statements regarding your incentive awards. You may, however, obtain information regarding your incentive awards by contacting Spartan Motors at the address or telephone number set forth above.

          Annual Report.  A copy of Spartan Motors' annual report for the year ended December 31, 2002 is included with this Plan Description.

EXHIBIT A

SPARTAN MOTORS, INC.

STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003

(As Amended October 21, 2003)

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan.  The Company hereby establishes the STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003 (the "Plan") for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options and Restricted Stock.

          1.2          Purpose of Plan.  The purpose of the Plan is to provide directors, officers and key management employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

SECTION 2

Definitions

          The following words have the following meanings unless a different meaning plainly is required by the context:

          2.1          "Act" means the Securities Exchange Act of 1934, as amended.

          2.2          "Board" means the Board of Directors of the Company.

Exhibit A - Page 1

          2.3          "Change in Control," unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

          2.4          "Code" means the Internal Revenue Code of 1986, as amended.

          2.5          "Committee" means the Compensation Committee of the Board. The Committee shall consist of at least two members of the Board and all of its members shall be Non-employee Directors and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

          2.6          "Common Stock" means the Common Stock, $.01 par value, of the Company.

          2.7          "Company" means Spartan Motors, Inc., a Michigan corporation, and its successors and assigns.

          2.8          "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

          2.9          "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.10          "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.11          "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 10% or more of the outstanding Common Stock; or (b) the

Exhibit A - Page 2

Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

          2.12          "Incentive Award" means the award or grant of a Stock Option or Restricted Stock to a Participant pursuant to the Plan.

          2.13          "Market Value" shall equal the last reported sales price of shares of Common Stock on The Nasdaq Stock Market (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if The Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of Common Stock were traded. If the Company's Common Stock is not listed on Nasdaq or another quotation system or stock exchange on the date in question, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          2.14          "Mature Shares" means shares of Common Stock that a Participant has owned for at least six months.

          2.15          "Non-employee Director" shall have the meaning set forth in Rule 16b-3 under the Act as in effect from time to time.

          2.16          "Participant" means a director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who is granted an Incentive Award under the Plan.

          2.17          "Permitted Successor" means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

Exhibit A - Page 3

          2.18          "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.19          "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.20          "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

          2.21          "Retirement" means the voluntary termination of all employment by a Participant or the fulfillment of the term for which a director of the Company was elected followed by that director not standing for re-election (as applicable) after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.22          "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

          2.23          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

          3.1          Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and

Exhibit A - Page 4

places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

          3.2          Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

          3.3          Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then outstanding Incentive Awards to the same Participants.

          3.4          Indemnification of Committee Members. Neither any member nor former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

Exhibit A - Page 5

SECTION 4

Shares Subject to the Plan

          4.1          Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 1,000,000 shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full and shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award; provided, that not more than 50% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Restricted Stock. Such shares shall be authorized and may be unissued shares, shares issued and reacquired by the Company or shares bought on the market.

          4.2          Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 125,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan. The purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

          4.3          Adjustments.

          (a)          Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan and the limitation provided in Section 4.2, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (b)          Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of

Exhibit A - Page 6

any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5

Stock Options

          5.1          Grant.

          (a)          Officers and Employees. Except as set forth below for Non-employee Directors, a Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option or other Incentive Award for the subsequent automatic grant of additional Stock Options for the number of Mature Shares, if any, that are surrendered to the Company in connection with the exercise or vesting of the initial or any subsequently granted Stock Option or other Incentive Award. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.

Exhibit A - Page 7

          (b)          Non-employee Directors. Subject to the limitation imposed by Section 4.2 and the adjustments imposed by Section 4.3 and to the extent not granted under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998, an Option to purchase 3,500 shares of Common Stock shall be granted automatically on June 30 and December 31 of each year, to each director of the Company who is, at the time of such grant, a Non-employee Director; provided, however, that if any Non-employee Director is at the time of grant the Chairman of the Board, the number of shares subject to the Option granted to that Non-employee Director shall be 7,500. Options shall be granted at an option price to be determined by the Committee, subject to the condition that such price will be equal to or greater than 85 percent of the fair market value of the Common Stock at the date of grant of the Option. Options granted to Non-employee Directors shall not be treated as incentive stock options under Section 422(b) of the Code.

          5.2          Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

          5.3          Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

          5.4          Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

          5.5          Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock on the date of grant and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

          5.6          Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if

Exhibit A - Page 8

requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

          5.7          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

          5.8          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

          (a)          General. If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, Retirement or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination unless the Committee otherwise consents or the terms of the Option agreement provide otherwise, and not beyond the original terms of the Stock Options. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in

Exhibit A - Page 9

excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause but during the time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Options.

          (c)          Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

          (d)          Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Stock Options granted under the Plan may be exercised in accordance with their terms during the remaining terms of the Stock Options.

          (e)          Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          (f)          Additional Provisions in Stock Option Agreements. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Stock Option agreement entered into with a Participant that the Participant shall have no further right to exercise any Stock Options after termination of employment or directorship if the Committee determines the Participant has entered into Competition with the Company.

Exhibit A - Page 10

SECTION 6

Restricted Stock

          6.1          Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it considers appropriate. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

          6.2          Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by restricted stock agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a restricted stock agreement or certificate provides otherwise, Restricted Stock awards shall be subject to the terms and conditions set forth in this Section 6.

          6.3          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:

          (a)          General. In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, disability, Retirement or termination for cause, any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company,

Exhibit A - Page 11

regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death, Retirement or Disability. In the event a Participant terminates his or her employment or directorship with the Company because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the Restricted Period. All remaining shares shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability or Retirement of the Participant.

          (c)          Termination for Cause. If a Participant's employment or directorship is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          6.4          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, restrictions under applicable federal or state securities laws.

          6.5          Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition

Exhibit A - Page 12

against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

          6.6          Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.1, 6.3 and 6.4 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.

SECTION 7

Change in Control

          7.1          Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

          7.2          Cash Payment for Stock Options. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options.

Exhibit A - Page 13

SECTION 8

General Provisions

          8.1          No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

          8.2          Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock.

          8.3          Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          8.4          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

Exhibit A - Page 14

          8.5          No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company's Restated Articles of Incorporation and Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

          8.6          Suspension of Rights under Incentive Awards. The Company, by notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant's employment or directorship with the Company and its Subsidiaries is under consideration.

          8.7          Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

          8.8          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 9

Termination and Amendment

          The Board may terminate the Plan at any time or may from time to time amend the Plan as it considers proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

SECTION 10

Effective Date and Duration of the Plan

          This Plan shall take effect April 22, 2003, subject to approval by the shareholders at the 2003 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after April 21, 2013.

Exhibit A - Page 15